Exhibit 99.1

News Release

bioAffinity Technologies, Inc. Announces Approximately $1.8 Million Registered Direct Financing of Common Stock Priced At-The-Market Under Nasdaq Rules

SAN ANTONIO, Texas (October 8, 2025) – bioAffinity Technologies, Inc. (NASDAQ: BIAF, BIAFW) a biotechnology company focused on the need for noninvasive tests for the detection of early-stage cancer, today announced that it has entered into definitive agreements for the purchase and sale of 720,000 shares of common stock, par value $0.007 per share, at a purchase price of $2.50 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about October 9, 2025, subject to the satisfaction of customary closing conditions.

WallachBeth Capital, LLC is acting as sole placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $1.8 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital, to support expected growing sales for CyPath® Lung, its noninvasive test for lung cancer, and general corporate purposes.

The common stock described above is being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-275608) previously filed with the U.S. Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on November 27, 2023. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement describing the terms of the proposed registered direct offering and accompanying prospectus will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at https://www.sec.gov or by contacting WallachBeth Capital, LLC, via email at cap-mkts@wallachbeth.com, by calling +1-646-237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to close the offering when anticipated on October 9, 2025, and the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com